[LOGO] OMEGA FINANCIAL CORPORATION
 366 Walker Drive o P.O. Box 619 o State College, PA 16804-0619 o (814) 231-7680

                            NOTICE OF ANNUAL MEETING
                                       OF
                                  SHAREHOLDERS

                                 APRIL 24, 2001

TO OUR SHAREHOLDERS:

     The 2001 annual meeting of shareholders of OMEGA FINANCIAL CORPORATION ("Omega") will be held on Tuesday, April 24, 2001 at 10:00 A.M. (prevailing time), at The Penn Stater, 215 Innovation Blvd., Penn State Research Park, State College, Pennsylvania for the following purposes:

     1. To elect three directors for three year terms, as more fully described in the accompanying Proxy Statement; and

     2. To transact such other business as may properly come before this meeting or any postponement or adjournment thereof.

     The Board of Directors has fixed February 22, 2001 as the record date for the determination of shareholders entitled to vote at the annual meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting.

     If the annual meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened annual meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in this Notice of Annual Meeting.

     You are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting in person, you are urged to vote. You have three options for voting. You may vote through the Internet, by telephone or by mail. Please check your proxy card for instructions on all three options. IT IS OMEGA'S PREFERENCE THAT YOU VOTE VIA THE INTERNET OR BY TELEPHONE IN ORDER TO MINIMIZE COSTS. If you vote by mail, sign, date and promptly return the enclosed proxy. A self-addressed envelope is enclosed for your convenience; no postage is required if mailed in the United States.


                              By order of the Board of Directors,

                                        /s/ DAVID N. THIEL
                                   -----------------------------
                                   David N. Thiel, Secretary

March 26, 2001

                           OMEGA FINANCIAL CORPORATION
                                366 Walker Drive
                        State College, Pennsylvania 16801

                                 PROXY STATEMENT

     The enclosed proxy is solicited by and on behalf of Omega Financial Corporation ("Omega") for use at the annual meeting of shareholders to be held on Tuesday, April 24, 2001 at 10:00 A.M. (prevailing time) at The Penn Stater, 215 Innovation Blvd., Penn State Research Park, State College, Pennsylvania and at any postponement or adjournment thereof. The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent or given to shareholders is March 26, 2001.

     Voting prior to the meeting will not affect the shareholder's right to attend the annual meeting and vote in person since the proxy is revocable. Any shareholder giving a proxy has the power to revoke it by delivering a later dated proxy card or by giving written notice to the Secretary of Omega at any time before the proxy is exercised.

     The expense of the proxy solicitation will be borne by Omega. In addition to solicitation by mail, proxies may be solicited in person or by telephone or email by directors, officers or employees of Omega and its bank subsidiaries, Omega Bank, N.A. ("Omega Bank"), Hollidaysburg Trust Company ("Hollidaysburg Trust"), and Penn Central National Bank ("Penn Central Bank") (collectively, the "Banks"), without additional compensation. Omega is required to pay the reasonable expenses incurred by recordholders of Omega Common Stock who are brokers, dealers, banks or voting trustees, or their nominees, for mailing proxy material and annual shareholder reports to any beneficial owners of Omega's Common Stock they hold of record, upon request of such recordholders.

     A form of proxy is enclosed. If properly executed and received in time for voting, and not revoked, the enclosed proxy will be voted as indicated in accordance with the instructions thereon. If no directions to the contrary are indicated, the persons named in the enclosed proxy will vote all shares of Omega Common Stock for the election of all nominees for directorships hereinafter named.

     If you are a registered shareholder (that is, if you hold your stock in certificate form), you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card. If your shares are held in "street name" (that is, you hold your stock through a broker or other nominee), please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically. The deadline for voting by telephone or electronically is 5:00 p.m. on April 23, 2001.

     The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (i) matters which Omega did not know by February 8, 2001 are to be presented at the Annual Meeting; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and Proxy pursuant to Rule 14a-8 or Rule 14a-9 promulgated under the Securities Exchange Act of 1934; and (v) matters incident to the conduct of the meeting. In connection with such matters, the persons named in the enclosed form of proxy will vote in accordance with their best judgment.

     Omega had 8,356,192 shares of common stock, par value $5.00 per share ("Common Stock"), and 219,781 shares of Series A ESOP Cumulative Convertible Preferred Stock, par value $5.00 per share ("Series A ESOP Preferred Stock"), outstanding at the close of business on February 22, 2001, the record date for the determination of shareholders entitled to receive notice of, and to vote at, the annual meeting. Each share of Series A ESOP Preferred Stock is currently convertible into 1.575 shares of Common Stock. All Series A ESOP Preferred Stock is held of record by Omega's Employee Stock Ownership Plan Trust ("ESOP Trust"). Except for certain restrictions (hereinafter summarized) on the right to cast more than 10% of the total votes which all shareholders are entitled to cast, each holder of Omega's Common Stock and each holder of Series A ESOP Preferred Stock, voting together and not as separate classes, is entitled to one vote for each share of Common Stock and 1.575 votes for each share of Series A ESOP Preferred Stock, respectively, held of record on the record date on each matter which may be brought before the annual meeting.

     The presence, in person or by proxy, of holders entitled to cast at least a majority of the votes which the holders of all of the aggregate outstanding shares of Omega Common Stock and Series A ESOP Preferred Stock are entitled to cast constitutes a quorum for the purpose of considering and acting on such matters. All shares of Omega's Common Stock and Series A ESOP Preferred Stock present in person or represented by proxy and entitled to vote, no matter how they are voted or whether they abstain from voting, will be counted in determining the presence of a quorum. If the annual meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing directors. If the Annual Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened Annual Meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the Notice of Annual Meeting.

     The election of directors will be determined by a plurality vote and the three nominees receiving the most "for" votes will be elected. Approval of any other proposal will require the affirmative vote of a majority of the shares cast on the proposal. Under the Pennsylvania Business Corporation Law, an abstention, withholding of authority to vote or broker non-vote will not have the same legal effect as an "against" vote and will not be counted in determining whether a proposal has received the required shareholder vote.

     Omega is not currently aware of any matters that will be brought before the annual meeting (other than procedural matters) which are not referred to in the enclosed notice of the annual meeting.

     Article 8 of Omega's Amended and Restated Articles of Incorporation, as amended (the "Restated Articles"), restricts the rights of a Person (as hereafter defined) to cast (or execute written consent with respect to) more than 10% of the total votes which all shareholders are entitled to cast at a meeting, unless authorized to do so by the Board of Directors and subject to such conditions as the Board of Directors may impose. The term "Person" includes not only individuals and entities, but also groups of individuals and entities that act together for the purpose of acquiring, holding, disposing of or voting Common Stock. The restrictions of Article 8 do not apply to the shares of Omega Common Stock or Series A ESOP Preferred Stock held by the ESOP Trust.

     The casting of votes by a Person as a proxy holder for other shareholders is not counted in computing the 10% limitation to the extent that the proxies so voted were revocable and were secured from other shareholders who are not members of a group which includes such Person. Giving a revocable proxy to a Person does not in itself cause the shareholder giving the proxy to be a member of a group that includes such Person. Article 8 provides that the determination by the Board of Directors of the existence or membership of a group, and of the number of votes any Person or each member of a group is entitled to cast, is final and conclusive absent clear and convincing evidence of bad faith.

     In the event of a violation of Article 8, in addition to other remedies afforded Omega, the judges of election cannot count votes cast in violation of
Article 8 and Omega or its nominees have an option to acquire from the violator shares of Common Stock in excess of the 10% limit at prices which would in certain situations be lower than the then current market prices of such shares.

     The foregoing is a brief summary of Article 8 and is qualified and amplified in all respects by the exact provisions of the Restated Articles, which can be obtained in the same manner as Omega's Annual Report on Form 10-K for 2000 (see "ANNUAL REPORT AND FINANCIAL STATEMENTS").

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

COMMON STOCK

     To the knowledge of Omega, as of February 22, 2001, no person or entity, other than the ESOP Trust, was the beneficial owner of five percent or more of its outstanding Common Stock. For information concerning the beneficial ownership of Omega Common Stock and Series A ESOP Preferred Stock by the ESOP Trust, see "Series A ESOP Preferred Stock." The following table sets forth certain information, as of February 22, 2001, with respect to Omega's Common Stock beneficially owned by each director and nominee for director, each executive officer of the Company named in the "Summary Compensation Table" and by all directors, nominees for director and executive officers of Omega as a group. Also included is information with respect to shares of Series A ESOP Preferred Stock that has been allocated to the accounts of directors and officers who are participants in Omega's Employee Stock Ownership Plan ("ESOP"). Unless otherwise specified, all persons listed on the following chart have sole voting and investment powers with respect to their shares:

      NAME OF INDIVIDUAL OR                             NUMBER OF SHARES                   PERCENT OF
     IDENTITY OF GROUP CLASS                         BENEFICIALLY OWNED (a)                OWNERSHIP
     -----------------------                         ----------------------                ---------
     Raymond F. Agostinelli                                20,513 (b)                          *
     Philip E. Gingerich                                   62,200 (c)                          *
     Donita R. Koval                                       31,218 (d)                          *
     David B. Lee                                         209,634 (e)(n)                     2.4%
     D. Stephen Martz                                      79,795 (f)(n)                       *
     Robert N. Oliver                                       7,333 (g)                          *
     James W. Powers, Sr.                                   9,997 (h)(n)                       *
     Stanton R. Sheetz                                      6,504 (i)                          *
     Robert A. Szeyller                                     9,180 (j)                          *
     David N. Thiel                                        51,269 (k)                          *
     Daniel L. Warfel                                      86,500 (l)                          *
     All directors and executive officers as
     a group (12) persons                                 606,858 (m)(n)                     7.1%

          *less than 1%

(a) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same residence as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire within 60 days after February 22, 2001. Beneficial ownership may be disclaimed as to certain of the securities.

(b) This amount includes 12,087 shares held jointly with Mr. Agostinelli's wife, 1,858 shares owned solely by Mr. Agostinelli's wife, 200 shares owned by Mr. Agostinelli as custodian for his grandchildren, and 1,890 shares owned by McLanahan Drug Store Mgmt. Co. Inc. of which Mr. Agostinelli is president and owner. This amount also includes 2,200 shares issuable upon the exercise of options granted under the 1994 Stock Option Plan for Non-Employee Directors.

(c) This amount includes 30,000 shares owned solely by Mr. Gingerich's wife. This amount also includes 2,200 shares issuable upon the exercise of options granted under the 1994 Stock Option Plan for Non-Employee Directors.

(d) This amount includes 21,000 shares issuable upon the exercise of stock options granted to Ms. Koval pursuant to the Omega Stock Option Plan, 1,002 shares issuable upon the exercise of stock options granted pursuant to the Omega Stock Purchase Plan, and 3,734 shares of Common Stock and 872 shares of Series A ESOP Preferred Stock (convertible into 1,373 shares of Common Stock) allocated to Ms. Koval's account under the ESOP.

(e) This amount includes 21,229 shares owned solely by Mr. Lee's wife, 2,647 shares owned by the Lee Family Partnership of which Mr. Lee is a partner and 7,002 shares owned by Centre Foods Enterprises, Inc., of which Mr. Lee is a director, officer and shareholder. This amount also includes 80,358 shares issuable upon the exercise of stock options granted to Mr. Lee pursuant to the Omega Stock Option Plan and 18,167 shares of Common Stock and 3,151 shares of Series A ESOP Preferred Stock (convertible into 4,963 shares of Common Stock) allocated to Mr. Lee's account under the ESOP.

(f) This amount includes 1,650 shares owned solely by Mr. Martz's wife, 22,971 shares issuable upon the exercise of stock options granted to Mr. Martz pursuant to the Omega Stock Option Plan, 925 shares issuable upon the exercise of stock options granted pursuant to the Omega Stock Purchase Plan, and 4,433 shares of Common Stock and 1,081 shares of Series A ESOP Preferred Stock (convertible to 1,702 shares of Common Stock) allocated to Mr. Martz's account under the ESOP.

(g) This amount includes 1,026 shares owned jointly with Mr. Oliver's wife. This amount also includes 2,200 shares issuable upon the exercise of options granted under the 1994 Stock Option Plan for Non-Employee Directors.

(h) This amount includes 6,143 shares owned solely by Mr. Powers' wife. This amount also includes 2,200 shares issuable upon the exercise of options granted under the 1994 Stock Option Plan for Non-Employee Directors.

(i) This amount includes 2,200 shares issuable upon the exercise of options granted under the 1994 Stock Option Plan for Non-Employee Directors.

(j) This amount includes 2,200 shares issuable upon the exercise of options granted under the 1994 Stock Option Plan for Non-Employee Directors.

(k) This amount includes 31,485 shares issuable upon the exercise of options granted to Mr. Thiel pursuant to the Omega Stock Option Plans, 2,022 shares issuable upon the exercise of stock options granted pursuant to the Omega Stock Purchase Plan, and 7,160 shares of Common Stock and 1,482 shares of Series A ESOP Preferred Stock (convertible into 2,334 shares of Common Stock) allocated to Mr. Thiel's account under the ESOP.

(l) This amount includes 593 shares owned by Mr. Warfel's wife as custodian for their son. This amount also includes 44,143 shares issuable upon the exercise of stock options granted to Mr. Warfel pursuant to the Omega Stock Option Plan and 10,128 shares of Common Stock and 2,288 shares of Series A ESOP Preferred Stock (convertible into 3,603 shares of Common Stock) allocated to Mr. Warfel's account under the ESOP.

(m) This amount includes an aggregate of 222,786 shares issuable upon the exercise of stock options granted to all executive officers of Omega as a group pursuant to the Omega Stock Option Plan and the Omega Stock Purchase Plan, an aggregate of 13,200 shares issuable upon the exercise of options granted to all non-employee directors of Omega as a group under the 1994 Stock Option Plan for Non-Employee Directors, and an aggregate of 48,575 shares of Common Stock and 9,994 shares of Series A ESOP Preferred Stock (convertible into an aggregate of 15,740 shares of Common Stock) allocated under the ESOP to the accounts of all executive officers of Omega as a group.

(n) Does not include 517,769 shares of common stock and 219,781 shares of Series A ESOP Preferred Stock (convertible into an aggregate of 346,155 shares of common stock) which are owned by the ESOP of which Messrs. Lee, Martz and Powers are Trustees, other than any shares which have been allocated to the accounts of executive officers.

SERIES A ESOP PREFERRED STOCK

     As of February 22, 2001, Omega's ESOP Trust held all of the 219,781 shares of the Series A ESOP Preferred Stock outstanding of record. Additionally, as of such date, the ESOP Trust held of record 517,769 shares of Common Stock. Each share of Series A ESOP Preferred Stock is convertible into 1.575 shares of Common Stock. If all of the shares of Series A ESOP Preferred Stock held of record by the ESOP Trust were converted into Common Stock, the ESOP Trust would hold of record 863,924 shares or approximately 9.93% of Omega's Common Stock. The ESOP Trust's business address is c/o Omega Financial Corporation, 366 Walker Drive, State College, Pennsylvania 16801.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Omega's executive officers, directors, and persons who beneficially own more than ten percent of a registered class of Omega's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Omega. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish Omega with copies of all Section 16(a) forms they file.

     To Omega's knowledge, based solely on a review of the copies of such reports furnished to Omega and written representations that no other reports were required, all Section 16(a) filing requirements applicable to Omega's executive officers, directors and greater than ten percent beneficial shareholders were complied with during the year ended December 31, 2000, except that Mr. Szeyller, Mr. Lee and Mr. Sheetz did not timely report the acquisition of 1,796, 282 and 100 shares, respectively.

                              ELECTION OF DIRECTORS

     The Bylaws of Omega provide that the Board of Directors shall consist of not less than five nor more than twenty-five directors and that within these limits the number of directors shall be as established by the Board of Directors. The Board of Directors has set the number of directors at eight. The Bylaws further provide that the Board shall be classified into three classes, as nearly equal in number as possible. One class of directors is to be elected annually. Three directors are to be elected at the 2001 annual meeting of shareholders for a term of three years each.

     The Board of Directors, pursuant to the Bylaws, has nominated the three persons listed below to be nominees for election to the Board of Directors. All are currently serving as directors of Omega. If any of the nominees becomes unavailable for election for any reason, the Board of Directors may designate a substitute nominee. Omega expects all nominees to be willing and able to serve.

     The Bylaws of Omega require that nominations for directors to be elected at the annual meeting of shareholders, other than those made by or on behalf of the existing management of Omega, must be in writing, must contain certain information required by the Bylaws and must be delivered or mailed to the President of Omega not less than fourteen days nor more than fifty days preceding the date of the annual meeting.

     On March 18, 1995, Omega's banking subsidiaries, Peoples National Bank of Central Pennsylvania ("Peoples Bank") and The Russell National Bank ("Russell Bank"), merged to form Omega Bank. Any reference below to service with Omega Bank includes service with Omega Bank's predecessors prior to such merger.

     The following table sets forth certain information regarding Omega's nominees for election to the Board of Directors:

                                                     POSITIONS WITH OMEGA/
                                                 PRINCIPAL OCCUPATION DURING
       NAME OF NOMINEE             AGE               THE PAST FIVE YEARS
       ---------------             ---               -------------------

       Robert N. Oliver            67        Director of Omega since 1994;
                                             Director of Penn Central Bancorp
                                             from 1993 to 1994; Director of Penn
                                             Central Bank since 1991; owner and
                                             operator of Oliver Farms.

       Stanton R. Sheetz           45        Director of Omega since 1994;
                                             Director of Hollidaysburg Trust
                                             since 1986; Executive Vice
                                             President and Director of Sheetz,
                                             Inc. until 1995; since 1995,
                                             Director, President and Chief
                                             Executive Officer of Sheetz, Inc.,
                                             retail convenience stores.

       Robert A. Szeyller          62        Director of Omega since 1989;
                                             Director of Omega Bank since 1985;
                                             Managing Director, Pennsylvania
                                             Financial Group, Inc., an
                                             insurance, securities and
                                             consulting firm.

     The following table sets forth certain information regarding those directors whose terms will expire at either the 2002 or 2003 annual meeting of shareholders:

Terms expiring at the 2002 annual meeting of shareholders:


                                                    POSITIONS WITH OMEGA/
                                                PRINCIPAL OCCUPATION DURING
       NAME OF DIRECTOR            AGE              THE PAST FIVE YEARS
       ----------------            ---              -------------------

       Philip E. Gingerich         63        Director of Omega since 1994;
                                             Director of Omega Bank since 1988.
                                             Self-employed real estate
                                             appraiser/consultant.

       D. Stephen Martz            58        Director of Omega since 1994;
                                             President and Chief Operating
                                             Officer of Omega since 1994;
                                             Chairman, President, Chief
                                             Executive Officer and Director of
                                             Penn Central Bancorp from 1985 to
                                             1994; Director of Hollidaysburg
                                             Trust since 1974; Chairman,
                                             President and Chief Executive
                                             Officer of Hollidaysburg Trust
                                             since 1984.

       James W. Powers, Sr.        66        Director of Omega since 1994;
                                             Director of Omega Bank since 1989;
                                             President of Polestar Plastics,
                                             Inc., a manufacturing company until
                                             his retirement in 1996.

Terms expiring at the 2003 annual meeting of shareholders:


                                                   POSITIONS WITH OMEGA/
                                                PRINCIPAL OCCUPATION DURING
       NAME OF DIRECTOR            AGE              THE PAST FIVE YEARS
       ----------------                         ---------------------------

       Raymond F. Agostinelli      66        Director of Omega Since 1993;
                                             Director of Omega Bank since 1982;
                                             President and owner of McLanahan
                                             Drug Store Mgmt. Co. Inc.

       David B. Lee                63        Chairman of the Board of Omega
                                             since 1989, Chief Executive Officer
                                             of Omega since 1986; President of
                                             Omega from 1986 to 1994; President,
                                             Chief Executive Officer and
                                             Director of Omega Bank since 1977.

     Except as indicated above, each of the nominees or continuing directors has had the same principal occupation for at least five years.

     In accordance with the mandatory retirement provisions of the Bylaws, Merle
K. Evey retired as director effective December 31, 2000. On March 1, 2001, Robert T. Gentry resigned his position as director of Omega and Penn Central Bank and as President of Penn Central Bank.

             COMMITTEES OF THE BOARD, ATTENDANCE AND RELATED MATTERS

     In 2000, there were twelve regular board meetings of Omega. The Board of Directors of Omega has established an Audit Committee and a Compensation Committee. The entire Board serves as the Nominating Committee for Omega. In addition, each of Omega's subsidiary banks has established various committees of their respective Boards. During 2000, all directors of Omega attended at least 75% of the total number of meetings of the Board of Directors of Omega and of all committees of which they were members.

AUDIT COMMITTEE

     The Board of Directors of Omega has appointed a standing Audit Committee consisting of Raymond F. Agostinelli, Chairman, and Messrs. Robert A. Szeyller, James W. Powers, Sr., Stanton R. Sheetz, and Robert N. Oliver. Each member of the Audit Committee is independent, as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The Audit Committee held five meetings during 2000. The principal duties of the Audit Committee are to meet with the independent certified public accountants of Omega for the purpose of reviewing the scope and results of the annual audit, to review the reports of examination of various regulatory agencies and the replies to these reports. This Committee reviews, formulates and approves procedures for the Omega Internal Audit Department. In addition, the Committee reviews and recommends to the Board of Directors the firm to be engaged as Omega's independent public accountants. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is included in Appendix A. The report of the Audit Committee appears on page 8.

                           THE AUDIT COMMITTEE REPORT

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements in the Annual Report with management including a discussion of the quality and the acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from Omega and its management, including the matters in the written disclosures received from the auditors as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

     The Committee also discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

Audit Committee Members for 2000:
Raymond F. Agostinelli, Chairman
Robert N. Oliver
James W. Powers, Sr.
Stanton R. Sheetz
Robert A. Szeyller

February 22, 2001

COMPENSATION COMMITTEE

     The Board of Directors of Omega has appointed a standing Compensation Committee currently consisting of Robert A. Szeyller, Chairman and Messrs. James
W. Powers, Sr. and Philip E. Gingerich. The report of the Compensation Committee is set forth beginning on page 10. This Committee met four times in 2000. Merle
K. Evey was a member of the Compensation Committee during 2000 until his retirement as a director on December 31, 2000.

DIRECTOR COMPENSATION

     The Board members of Omega are paid $600 for each regular meeting of the Board of Directors attended, along with an annual retainer of $4,000. Members of the Omega Board are not compensated for committee meetings.

     Each director of Omega Bank is paid $350 for attendance at each regular monthly meeting of the Board of Directors and an annual retainer of $1,800. Board members are not compensated for committee meetings.

     Board members of Penn Central Bank are paid $400 for each monthly meeting plus an annual retainer of $1,200. Directors are not paid for committee meetings.

     Hollidaysburg Trust directors are paid $400 for each monthly meeting plus an annual retainer of $1,200. Directors are not paid for committee meetings.

     On May 1, 2000, the then existing directors of Omega who were not employees of Omega or any subsidiary, i.e. Messrs. Agostinelli, Evey, Gingerich, Oliver, Powers, Sheetz, and Szeyller, were each automatically granted options to purchase 500 shares of Common Stock at an exercise price of $25.00 per share pursuant to the 1994 Stock Option Plan for Non-Employee Directors. See "Executive Compensation - 1994 Stock Option Plan for Non-Employee Directors".

     Certain directors of Omega and Omega Bank have elected to participate in the Deferred Compensation Plan for Directors. Any director may elect to participate in the Plan by executing a Deferred Compensation Agreement, under the terms of which the participating director waives for a specified period his right to receive the directors' fees to which he would otherwise be entitled in return for an undertaking on the part of Omega to invest those fees and to pay him or his designated beneficiary the amounts so deferred, together with the interest earned on such amounts, over a specified period commencing either at age 62, upon his retirement as a director, or upon his death.

     No director of Omega, or any of its bank subsidiaries, who is also an employee of Omega, or any of its bank subsidiaries, receives director's fees.

                        THE COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors is composed of directors who are not employees of Omega or the Banks and is responsible for developing and making recommendations to the Board with respect to Omega's executive compensation programs. In addition, the Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of Omega.

     The policies of Omega's executive compensation program are to:

1) Provide compensation that will attract and retain superior executive talent;

2) Support the achievement of the goals contained in Omega's annual plan by linking a portion of the executive officer's compensation to the achievement of such goals; and

3) Enhance shareholder value by the use of stock options to further align the interests of the executive officers with those of shareholders.

     The Compensation Committee believes that its executive compensation program provides an overall level of compensation opportunity that is competitive to that offered within the banking community. Actual compensation levels may be greater or less than median competitive levels based on the surveys to which the Compensation Committee subscribes.

     Omega's executive officer compensation program is comprised of base salary, annual cash incentive compensation, long term incentive compensation in the form of stock options, and various benefits generally available to employees of Omega, including employee stock purchase plan options, group medical and life insurance coverage and participation in the ESOP and 401(k) plans. In determining the level of base salary, annual incentive compensation and stock options for executive officers, the Compensation Committee reviews the recommendations made by the Chief Executive Officer with respect to subordinate executive officers, consults with an independent executive compensation specialist, reviews surveys of compensation data for comparable banks and bank holding companies and uses its discretion to set compensation for individual executive officers, including the Chief Executive Officer, at levels where, in its judgment, external, internal or individual circumstances warrant.

     BASE SALARY. Base salary levels for Omega's executive officers are competitively set relative to companies in the banking industry of comparable size within Pennsylvania as well as in the United States. In determining salaries, the Committee also takes into account individual experience and performance of executive officers as it relates to the particular needs of Omega.

     ANNUAL INCENTIVE COMPENSATION. Omega's Executive Incentive Compensation Plan is the Company's annual incentive program for executive officers and key managers. The purpose of this Plan is to provide a direct financial incentive in the form of an annual cash bonus to executives to achieve Omega's annual goals set at the beginning of each fiscal year. In fiscal 2000, the following measures of corporate performance were selected:

1)   Percentage change in return on average assets;

2)   Percentage change in return on average equity;

3)   Percentage change in Omega's net income compared to the prior fiscal year;
     and

4)   Change in market value of stock.

     Individual performance may also be taken into account in determining bonus, but no bonus is paid unless a predetermined threshold for return on average assets has been reached. Target bonus awards are set at competitive levels within the banking industry determined by review of the industry surveys discussed above and advice of the compensation consultant.

     STOCK OPTIONS. The Compensation Committee uses the 1986 Stock Option Plan and the 1996 Employee Stock Option Plan (collectively the "Stock Option Plans") as Omega's long-term incentive plan for executive officers and key managers. The 1996 Employee Stock Option Plan replaced the 1986 Stock Option Plan under which no new options could be granted after 1996. The objectives of the Stock Option Plans are to align the long-term interests of executive officers and shareholders by creating a direct link between executive compensation and shareholder return and to enable executives to develop and maintain a significant long-term equity interest in Omega. The Stock Option Plans authorize the Compensation Committee to award stock options to officers and key employees. In general under the Plans, options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant (although the Compensation Committee has the authority to grant non-qualified options under the 1996 Employee Stock Option Plan at an exercise price less than the fair market value on the date of grant) and are exercisable beginning one year after the date of the grant (earlier in the event of a "change in control" as defined in the Plan) up to ten years after the date of grant. Awards are made at a level calculated to be competitive within the banking industry based on reviews of industry surveys and advice of the compensation consultant.

     DETERMINATION OF COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. During 2000, Mr. Lee was the Chairman and Chief Executive Officer of Omega and Chairman, President and Chief Executive Officer of Omega Bank. The Compensation Committee reviewed base salaries of chief executive officers of peer group companies in determining Mr. Lee's base compensation. The committee reviewed Mr. Lee's performance with respect to corporate goals and objectives such as earnings per share, return on equity, return on assets and non-interest expense control. The Committee believed that his individual actions and leadership had a significant effect on Omega's overall financial and business culture results. Other subjective criteria such as community leadership and industry involvement were used in determining his merit increase. At the beginning of 2000, Mr. Lee's base salary was $372,930. Taking into consideration the responsibility as both Chairman, President and Chief Executive Officer of a bank as well as Chairman of Omega, effective August 1, 2000 Mr. Lee's base salary was increased by $21,462, representing a 5.75% merit increase. His base salary at the end of the fiscal year was $394,392.

     Mr. Lee's bonus for fiscal 2000 was $198,419. The bonus was determined in accordance with the Executive Incentive Compensation Plan and was based upon attainment of the performance goals established for Omega at the beginning of the year. Options to purchase a total of 13,190 shares of Common Stock were awarded to Mr. Lee for fiscal 2000 based upon the overall performance of the Company, the number of stock options granted to Mr. Lee in 1999 and reviews of the industry surveys discussed above.

     POLICY WITH RESPECT TO SECTION 162(m) OF THE INTERNAL REVENUE CODE. Section 162(m) of the Internal Revenue Code denies a deduction for certain compensation exceeding $1,000,000 paid to the chief executive officer and four other highest paid executive officers excluding (among other things) certain performance based compensation. The Compensation Committee continually evaluates to what extent 162(m) applies to its compensation program. Where appropriate, the Compensation Committee has taken action to reduce the impact of this provision. For example, the 1996 Employee Stock Option Plan is intended to comply with the regulations relating to the performance based exception for stock options which have an exercise price of not less than the fair market value of the Common Stock on the date of grant.

Compensation Committee Members for 2000:
Robert Szeyller, Chairman
Merle K. Evey
James W. Powers, Sr.
Philip E. Gingerich

February 22, 2001

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

                           SUMMARY COMPENSATION TABLE

     The following table reflects information concerning the annual and long term compensation earned by the Chief Executive Officer and the four most highly compensated executive officers of Omega whose annual compensation for 2000 exceeded $100,000 for their services in all capacities during the fiscal years ended December 31, 2000, 1999 and 1998:

                                                             ANNUAL                     LONG-TERM
                                                         COMPENSATION(1)              COMPENSATION
                                                         ------------                 ------------
                                                                                         AWARDS
                                                                                         ------
                                                                                  SECURITIES UNDERLYING
NAME AND PRINCIPAL POSITION              YEAR        SALARY         BONUS(2)             OPTIONS(3)         ALL OTHER COMPENSATION
---------------------------              ----        ------         -----                -------            ----------------------
David B. Lee                             2000       $381,876       $198,419              13,190                   $374,631(4)
   Chairman and Chief                    1999        360,517        177,967              13,483                    151,484
   Executive Officer of                  1998        339,538        179,168              13,704                    153,751
   Omega; President and
   Chief Executive Officer
   of Omega Bank

D. Stephen Martz                         2000       $204,685        $68,261               7,004                    $21,789(5)
   President and Chief Operating         1999        195,712         62,699               7,175                     20,263
   Officer of Omega; Chairman,           1998        186,360         63,122               7,328                     20,550
   President and Chief Executive
   Officer of Hollidaysburg
   Trust

Daniel L. Warfel                         2000       $186,203        $84,372               6,905                    $53,914(6)
   Executive Vice President              1999        177,683         77,190               7,059                     20,263
   and Chief Financial Officer           1998        168,980         77,711               7,204                     20,550
   of Omega

David N. Thiel                           2000       $113,091        $26,664               4,351                    $17,742(7)
   Secretary and Senior Vice             1999        107,863         25,815               4,447                     16,708
   President of Omega                    1998        102,635         24,717               4,474                     16,733

Donita R. Koval                          2000        $88,632        $17,437               4,235                    $13,193(8)
   Executive Vice                        1999         80,922         10,768               4,267                     12,011
   President of Omega                    1998         76,308         10,191               4,282                     11,444


(1) Does not include the value of perquisites provided to certain executive officers that in the aggregate did not exceed the lesser of $50,000 or 10% of such officer's salary and bonus.

(2) Represents the bonus paid in the following year for services performed in the year listed.

(3) Represents the total of the number of stock options issued pursuant to Omega's Employee Stock Purchase and Stock Option Plans for the years listed.

(4) For 2000, consisted of $322,842 reserved for his account under the Supplemental Executive Retirement Plan ("SERP"), $30,000 paid for the premium for a split dollar life insurance policy, $19,164 allocated to his account in the ESOP, and $2,625 contributed by Omega to Mr. Lee's account in the 401(k) Plan.

(5) For 2000, consisted of $19,164 allocated to Mr. Martz's account in the ESOP and $2,625 contributed to his account in the 401(k) Plan.

(6) For 2000, consisted of $32,125 reserved for Mr. Warfel's account under the SERP, $19,164 allocated to his account in the ESOP and $2,625 contributed by Omega to his account in the 401(k) Plan.

(7) For 2000, consisted of $15,659 allocated to Mr. Thiel's account in the ESOP and $2,083 contributed by Omega to his account in the 401(k) Plan.

(7) For 2000, consisted of $11,205 allocated to Ms. Koval's account in the ESOP and $1,988 contributed by Omega to her account in the 401(k) Plan.

                           STOCK OPTION GRANTS IN 2000

     Set forth below is information concerning stock options granted for 2000 under the Stock Purchase Plan and the 1996 Stock Option Plan to the officers of Omega named in the Summary Compensation Table:

                       NUMBER OF     PERCENTAGE OF                                         POTENTIAL REALIZABLE VALUE AT
                      SECURITIES     TOTAL OPTIONS                                         ASSUMED ANNUAL RATES OF STOCK
                      UNDERLYING     GRANTED TO ALL                                           PRICE APPRECIATION FOR
                        OPTIONS      EMPLOYEES FOR    EXERCISE OR      EXPIRATION                 OPTION TERM(3)
      NAME              GRANTED          2000         BASE PRICE          DATE              0%           5%           10%
      ----              -------          ----         ----------          ----              --           --           ---
David B. Lee
       (1)                 925           1.35%         $24.30          12/31/2005         $2,498        $3,188       $4,022
       (2)              12,265          18.85%          27.00          01/01/2011           N/A        208,262      527,776

D. Stephen Martz
       (1)                 925           1.35%          24.30          12/31/2005          2,498         3,188        4,022
       (2)               6,079           9.34%          27.00          01/01/2011           N/A        103,222      261,586

Daniel L. Warfel
       (1)                 925           1.06%          24.30          12/31/2005          2,498         3,188        4,022
       (2)               5,980           9.19%          27.00          01/01/2011           N/A        101,541      257,326

David N. Thiel
       (1)                 601           0.88%          24.30          12/31/2005          1,623         2,071        2,613
       (2)               3,750           5.76%          27.00          01/01/2011           N/A         63,676      161,366

Donita R. Koval
       (1)                 485           0.71%          24.30          12/31/2005          1,310         1,671        2,109
       (2)               3,750           5.76%          27.00          01/01/2011           N/A         63,676      161,366


(1) Granted pursuant to the Employee Stock Purchase Plan. "Exercise or Base Price" column shows the exercise price in effect for the first 27 months after the date of grant. See footnote (3).

(2)  Granted pursuant to the Stock Option Plans.

(3) Shows the difference between the market value of the Common Stock for which the option may be exercised less the exercise price of the option assuming that the market price of the Common Stock appreciates in value from the date of grant to the end of the option term at annualized rates of 5% and 10%, respectively. The rates of appreciation used in this table are prescribed by regulations of the Securities and Exchange Commission and are not intended to forecast future appreciation of the market value of the Common Stock. Because the Employee Stock Purchase Plan options were granted at 90% of the market price of the Common Stock on the date of grant, the "0%" column shows the market value of the Common Stock for which such options may be exercised as of December 31, 2000 less the exercise price and assumes no appreciation in the value of the Common Stock during the option term. By the terms of the Employee Stock Purchase Plan options, the exercise price of options exercised more than 27 months after the date of grant cannot be less than 90% of the fair market value of Omega's Common Stock on the date of exercise, which provision is reflected in the "5%" and "10%" appreciation columns for such options.

                  AGGREGATED STOCK OPTION EXERCISES DURING 2000
                           AND YEAR-END OPTION VALUES

     Set forth below is information concerning the exercise during 2000 of options granted under the Stock Purchase Plan and Stock Option Plan by the officers named in the Summary Compensation Table and the value of unexercised options held by them at the end of 2000:

                                                                        NUMBER OF SECURITIES
                                                                        UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                                                                             OPTIONS AT                  IN-THE-MONEY OPTIONS AT
                           SHARES ACQUIRED     VALUE REALIZED(1)          DECEMBER 31, 2000                DECEMBER 31, 2000(2)
     NAME                    ON EXERCISE      ON SHARES ACQUIRED      EXERCISABLE  UNEXERCISABLE        EXERCISABLE  UNEXERCISABLE
     ----                    -----------      ------------------      -----------  -------------        -----------  -------------
David B. Lee                    1,703             $  3,874               68,677        12,606             $332,212        -0-
D. Stephen Martz                4,703               23,968               17,598         6,298               22,755        -0-
Daniel L. Warfel                1,703                4,153               37,961         6,182              189,380        -0-
David N. Thiel                    712                1,620               32,592         3,750              251,517        -0-
Donita R. Koval                    --                   --               18,784         3,750               65,330        -0-

(1) Represents the difference between the market price (bid price) of the Common Stock on the date of exercise and the exercise price of the options multiplied by the number of options exercised.

(2) Represents the difference between $27.00, the market price (bid price) of the Common Stock on December 31, 2000, and the exercise price of the options multiplied by the number of options held.

STOCK PERFORMANCE GRAPH

     The following graph illustrates the five-year cumulative total return for Omega's Common Stock as compared to The Nasdaq Stock Market Composite Market Index and the Omega Peer Group, assuming an investment of $100 in each on December 31, 1995 and the reinvestment of all dividends.

         [The following table is a text representation of the bar graph]





          NASDAQ - TOTAL US*    OMEGA PEER GROUP**   OMEGA FINANCIAL CORPORATION
          ------------------    ------------------   ---------------------------
12/31/95        100.00                100.00                  100.00
12/31/96        123.04                109.52                  107.20
12/31/97        150.69                174.45                  157.05
12/31/98        212.51                187.25                  145.27
12/31/99        394.94                171.90                  143.41
12/31/00        237.68                162.91                  139.06

     *Source: Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2001. Used with permission. All rights reserved.

     **The Omega Peer group is made up of the group of bank holding companies (consisting of a total of 8), within the Mid-Atlantic region with total asset sizes of between $1 and $5 billion. It is believed that this provides a comparative view of Omega's stock performance to other institutions of its size within its actual geographic area. Peer group members include Harleysville National Corporation, National Penn Bancshares, Inc., S&T Bancorp, Inc., United National Bancorp, Univest Corporation of Pennsylvania, Promistar Financial Corporation, Community Banks, Inc. and ESB Financial Corporation. Source: SNL Securities, Charlottesville, VA.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee during 2000 were: Robert Szeyller, Chairman; Merle K. Evey; Philip E. Gingerich; and James W. Powers, Sr. No person who served as a member of the Compensation Committee during 2000 was a current or former officer or employee of Omega or the Banks or engaged in certain transactions with Omega or the Banks required to be disclosed by regulations of the Securities and Exchange Commission. Additionally, there were no compensation committee "interlocks" during 2000, which generally means that no executive officer of Omega served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of Omega.

       SEVERANCE AND SALARY CONTINUATION AGREEMENTS AND STOCK OPTION PLANS

SEVERANCE AGREEMENTS

     Omega and certain of the Banks have entered into Severance Agreements with David B. Lee, Daniel L. Warfel and D. Stephen Martz, each providing for certain severance payments in the event that (i) Omega and/or the Banks (collectively, "Employer" except that in the case of Mr. Warfel, "Employer" shall mean Omega only) terminates such employee's employment without cause or (ii) such employee terminates his employment with the Employer (a) for any reason, whether with or without cause, at any time within three years after a "change in control of Employer," or (b) due to the fact that, without such employee's consent and whether or not a change in control of Employer has occurred, the nature and scope of his authority with the Employer or the surviving or acquiring person are materially reduced to a level below that which he enjoys on the date of the Severance Agreement, the duties or responsibilities assigned to him are materially inconsistent with that which he has on the date of the Severance Agreement, his then current base annual salary is materially reduced to a level below that which he enjoys on the date of the Severance Agreement or at any time thereafter (whichever may be greater), such employee's position or title with the Employer or the surviving or acquiring person is reduced from his current position or title with the Employer, such employee's principal place of employment with the Employer is changed, in the case of Mr. Lee, to a location greater than 40 miles from his current principal place of employment with the Employer, or, in the case of Mr. Warfel, to a location greater than 40 miles from his current principal place of residence, and in the case of Mr. Martz, to a location greater than 50 miles from his current principal place of employment, or in the case of Messrs. Lee and Warfel if the fringe benefits the Employer provides such employee on the date of the Severance Agreement or at any time thereafter (whichever may be greater) are materially reduced.

     "Cause" is defined in Messrs. Lee's and Martz's agreements as a conviction for any felony, fraud or embezzlement or failure or refusal to comply with the written policies or directives of the Board of the Employer or being guilty of misconduct in connection with the performance of his duties for the Employer and failing to cure such non-compliance or misconduct within 20 days of receiving written notice from the Board of Directors of the Employer. Mr. Warfel's agreement does not define cause.

     A "change in control of Employer" is defined as a change in control of the Employer of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (as amended), whether or not the Employer is subject to such reporting requirement. Additionally, a change of control of the Employer is deemed to have occurred if (i) any person other than those persons in control of the Employer on the date of the Severance Agreement, acquires the power, directly or indirectly, to direct the management or policies of the Employer or to vote 25% or more of any class of voting securities of the Employer or (ii) within any period of three consecutive years during the term of the Severance Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Employer cease for any reason to constitute at least a majority thereof.

     The term of each of Messrs. Lee's and Martz's Severance Agreement will end on the earliest of his death or permanent disability, the termination of his employment for cause, mutual agreement, resignation or retirement or upon his reaching age 65, in the case of Mr. Lee, or age 60 in the case of Mr. Martz. Mr. Warfel's Severance Agreement provides for a three year term beginning June 1, 1990, unless terminated earlier as provided in the Agreement, and will continue for successive terms of three years each unless the Omega Board of Directors notifies him during the first year of any three year term that it does not intend to renew the Severance Agreement at the end of the then current three year term. Accordingly, Mr. Warfel's Severance Agreement will continue until at least June 1, 2005.

     In the event that an employee is entitled to severance payments under his Severance Agreement, he will be paid annual compensation for a period of three years (in the case of Messrs. Lee and Warfel), or 5 years (in the case of Mr. Martz) following the date on which his employment is terminated ("Termination Date") at a rate equal to 100% (in the case of Messrs. Lee and Warfel), or 85% (in the case of Mr. Martz), of his highest annual cash compensation, including cash bonuses, during the three year period ending on the Termination Date. In the case of Messrs. Lee and Martz, such amount will be increased on January 1 of each year following the Termination Date based on the increase in the cost of living as measured by the consumer price index.

     In the event that an employee is entitled to severance payments, he will also be entitled to all medical, hospitalization, and life insurance benefits for a period of three years following the Termination Date, in the case of Messrs. Lee and Warfel, or five years, in the case of Mr. Martz, except that, if new employment is accepted by the employee during such period, continuation of such benefits will be offset by coverages provided through the employee's subsequent employer. For a period of one year following the Termination Date, Mr. Lee will be entitled to reimbursement for all reasonable expenses incurred by him in connection with the search for new employment and reimbursement for all reasonable relocation expenses incurred by him in connection with securing such new employment, provided however, that, in each case, such reimbursement will not exceed one-third of his highest annual compensation. Mr. Warfel is entitled to reimbursement for all reasonable relocation expenses incurred by him and not paid by his new employer in securing new employment, provided that such reimbursement will not exceed one-third of his highest annual compensation.

     Messrs. Lee's and Warfel's agreements provide that each of them may require the Employer to maintain a letter of credit in the face amount of three times his current base annual salary on the date of grant plus $50,000 to secure the Employer's obligations under the agreement. Messrs. Lee's and Warfel's agreements provide that the severance payments and benefits to which each may be entitled under their respective Severance Agreements will not be otherwise offset or reduced by any income or earnings received from any other employment or other activity that such employee may engage in during the three year period following the Termination Date. Mr. Martz's agreement provides that any severance payments and benefits that he may be receiving will terminate immediately upon death or upon his reaching age 60. No terminated employee is required to mitigate his damages. The Severance Agreements also contain provisions restricting each of the employee's right to compete with Employer in certain portions of Pennsylvania for varying periods following the Termination Date.

STOCK OPTION PLANS

     In March 1996, the Board of Directors adopted, and in April 1996 the shareholders approved, the 1996 Employee Stock Option Plan (the "1996 Plan"). The 1996 Plan replaced the 1986 Stock Option Plan (the "1986 Plan") under which no new options could be granted after 1996. Under Omega's 1996 Plan, options may be granted to purchase a total of 1,000,000 shares of Common Stock (subject to appropriate adjustments to reflect changes in the capitalization of Omega). Options to purchase an aggregate of 182,515 shares of Common Stock remain outstanding under the 1986 Plan. Options issued pursuant to the 1986 Plan continue to be administered under the terms of such Plan. Pursuant to the 1986 Plan and the 1996 Plan (collectively the "Plans"), stock options may be granted which are intended to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended ("Code"), as well as stock options not intended to so qualify. The purpose of the Plans is to provide additional incentive to employees of Omega by encouraging them to invest in Omega Common Stock and thereby acquire a proprietary interest in Omega and an increased personal interest in Omega's continued success and progress. All officers and key employees of Omega or any current or future subsidiary are eligible to receive options under the 1996 Plan.

     The Plans are administered by the Compensation Committee ("Committee") which is appointed by the Board. The Committee determines, among other things, which officers and key employees will receive an option or options, the type of option (incentive or non-qualified, or both) to be granted, the number of shares subject to each option, the rate of option exercisability, and subject to certain limitations, the option price and duration of the option. The Committee has the exclusive right to adopt rules for the administration and interpretation of the Plans and the options issued pursuant to the Plans. Shares of Common Stock subject to options under the 1996 Plan that terminate unexercised are available for future options granted under the 1996 Plan. The Code provides that the aggregate fair market value of the stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year cannot exceed $100,000 and the excess amount will be treated as non-qualified options.

     The option price for options issued under the 1996 Plan must be at least equal to 100% of the fair market value of Omega Common Stock as of the date of the grant of the option, as determined by the Committee, while the option price for non-qualified options granted under the 1996 Plan may be established by the Committee for less than the fair market value of Omega's Common Stock on the date of the grant. Unless terminated earlier by the option's terms, incentive options expire ten years after the date of grant, and non-qualified options expire ten years and ten days after the date of grant. Payment of the option price on exercise of both incentive options and non-qualified options may be made in cash, Omega Common Stock, or a combination of both. The rate of option exercisability is determined by the Committee at the time of the grant. Generally, no stock option granted under the Plans may be exercised in the first year after the date of grant, except in the event of a change in control (as defined in the Plans) in which event they become immediately exercisable. After one year from the date of grant, each optionee may exercise up to the total number of optioned shares granted to such optionee.

EMPLOYEE STOCK PURCHASE PLAN

     Under Omega's Employee Stock Purchase Plan (the "Stock Purchase Plan"), options may be granted for a total of 1,125,000 shares of Common Stock (subject to appropriate adjustments to reflect changes in the capitalization of Omega). The Stock Purchase Plan is intended to advance the interests of Omega by giving employees of Omega and its subsidiaries a vested interest in the growth and earnings of Omega. The Stock Purchase Plan is administered by the Committee. The Committee is authorized to grant options to purchase Common Stock of Omega to employees of Omega and its subsidiaries. The Committee has discretion as to the total number of options, if any, granted in each year, the rate of exercisability, the price as to which each option is exercisable, and the duration of each option. Shares of Common Stock subject to options which expire unexercised are available for future option grants under the Stock Purchase Plan.

     All options granted under the Stock Purchase Plan expire at such time, not later than five years after the date of grant, as the Committee shall determine; provided, however, that options exercised more than 27 months after the date of grant must be exercised at an option price equal to at least 85% of the fair market value of the shares on the date of exercise. No option may be granted to any person who immediately after the grant would own more than 5% of Omega Common Stock and no option may be granted which, at the date the option is granted, would permit such person's right to purchase stock under the Stock Purchase Plan and all other employee stock purchase plans of Omega and subsidiaries to accrue at a rate exceeding $25,000 of the fair market value of such stock (determined at the time such option is granted) for each year such option is outstanding. Except as noted above, the option price per share must not be less than the lesser of: (a) 85% of the fair market value of the stock on the date of grant, or (b) 85% of the fair market value on the date of exercise.

     If the Committee decides to issue options pursuant to the Stock Purchase Plan, options must be granted to all employees of Omega and its subsidiaries who have been employed for at least one year subject to certain exclusions. When options are granted, each eligible employee will be permitted to elect to purchase the number of whole shares which could be purchased with no more than 25% of his "base salary rate" (as defined) determined as of the date the option is granted. The Committee, in its discretion, may change the maximum percentage of "base salary rate" which may be elected by eligible employees so long as such change applies to all eligible employees. Based on the elections by eligible employees, if the total number of whole shares elected to be purchased exceeds the total number of shares determined by the Committee to be allocated to any date on which options are granted, then each eligible employee will be granted an option for such proportion of the total shares allocated by the Committee as the number of shares elected to be purchased by such eligible employee bears to the total number of shares elected to be purchased by all eligible employees.

1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     In March 1994, the Board of Directors adopted, and in April 1995, the shareholders approved, the 1994 Stock Option Plan for Non-Employee Directors (the "Director Plan"). The purpose of the Director Plan is to provide additional incentive to members of the Board of Directors of Omega who are not also employees of Omega or any subsidiary corporation by encouraging them to invest in Omega's Common Stock and thereby acquire a further proprietary interest in Omega and an increased personal interest in Omega's continued success and progress.

     Each person who was, as of May 1, 1994, a director of Omega, and who was not as of such date an employee of Omega or any subsidiary corporation, was, as of May 1, 1994, automatically granted an option to purchase shares of Omega's Common Stock. Each person who was not a director of Omega as of May 1, 1994, and is not an employee of Omega or any subsidiary corporation and who on or after May 1, 1994 is first elected or appointed as a director of Omega, shall as of the date of such election or appointment, automatically be granted an option to purchase a prorated number of shares of Omega's Common Stock (not to exceed 500 shares). On May 1, 1996 and on each May 1st thereafter (each, an "anniversary date") and provided a person described in the two preceding sentences continues to be a non-employee director on such anniversary date, such person shall automatically be granted on each such anniversary date an option to purchase up to 500 shares of Omega's Common Stock or such lower number of shares as shall be equal to the number of shares as shall then be available (if any) for grant under the Director Plan divided by the number of persons who are to receive an option on such anniversary date.

     The Director Plan is administered by the Board of Directors of Omega, including non-employee directors. Under the Director Plan, the Board has the right to adopt such rules for the conduct of its business and the administration of the Director Plan as it considers desirable. The Board of Directors has the exclusive right to construe the Director Plan and the options issued pursuant to it, to correct defects and omissions and to reconcile inconsistencies to the extent necessary to effectuate the purpose of the Director Plan and the options issued pursuant to it.

     The aggregate number of shares that may be issued upon the exercise of options under the Director Plan is 30,000 shares of Omega Common Stock. In the event of any change in the capitalization of Omega, such as by stock dividend, stock split or what the Board of Directors deems in its sole discretion to be similar circumstances, the aggregate number and kind of shares which may be issued under the Director Plan will be appropriately adjusted in a manner determined in the sole discretion of the Board of Directors. Reacquired shares of Omega's Common Stock, as well as unissued shares, may be used for the purpose of the Director Plan. Common Stock of Omega subject to options that have terminated unexercised, either in whole or in part, will be available for future options granted under the Director Plan.

     The option price for options issued under the Director Plan will be equal to the fair market value of Omega Common Stock on the date of grant. Fair market value shall mean the last reported sale price of Omega's Common Stock as reported on the Nasdaq National Market System as of the date of grant. Payment of the option price on exercise of options granted under the Director Plan may be made in (a) cash, (b) Omega Common Stock which will be valued by the Secretary of Omega at its fair market value (unless prohibited by the Board of Directors) or (c) any combination of cash and Common Stock of Omega valued as provided in clause (b) (unless prohibited by the Board of Directors).

     Options granted pursuant to the Director Plan may be exercised in whole, or from time to time in part, beginning on the earlier to occur of (i) one year after the date of their grant or (ii) a "change in control" of Omega, as such term is defined in the Director Plan. Unless terminated earlier by the option's terms, options granted under the Director Plan will expire ten years after the date they are granted. Options terminate one year after the optionee ceases to be a director of Omega (whether by resignation, removal, failure to be reelected or otherwise, and regardless of whether the failure to continue as a director was for cause or otherwise) and in all events not later than ten years after the date of option grant; provided, however, that if an optionee ceased to a director of Omega by reason of retirement at age 70 or above, disability as defined in the Code, or death, the option will terminate five years after the director's retirement, disability or death, but in no event later than ten years from the date of grant. Options granted pursuant to the Director Plan are not transferable, except by will or the laws of descent and distribution in the event of death. During an optionee's lifetime, the option is exercisable only by the optionee, including, for this purpose, the optionee's legal guardian or custodian in the event of disability. Options may not be granted pursuant to the Director Plan after the expiration of ten years from and after the adoption of the Director Plan by Omega's shareholders at the 1994 Annual Meeting.

                          OTHER EMPLOYEE BENEFIT PLANS

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     In 2000, the Board of Directors of Omega Bank adopted a nonqualified Supplemental Executive Retirement Plan ("SERP") effective as of January 1, 2000. The SERP is an unfunded plan that provides supplemental retirement benefits for David B. Lee and Daniel L. Warfel.

     Under the SERP, Omega Bank enters into individual agreements with participants. The agreements provide for supplemental retirement benefits for a participant who has attained age 65 and who has remained in the continuous employment of Omega Bank (or its predecessor) until his retirement; however, in the case of the sale of the stock or assets, merger or substantial change in the ownership of Omega Bank, continuous employment of the participant is required only until the date the participant voluntarily terminates his employment or is discharged by the Bank without "just cause."

     Under the supplemental retirement provisions, Mr. Lee and Mr. Warfel are eligible for supplemental benefits of up to 75% and 65%, respectively, of their final average salary. Those supplemental retirement benefits are subject to reduction for social security benefits and certain other retirement benefits as detailed in the SERP agreement. Subject to the approval of the Omega Bank Board of Directors, a participant can elect early retirement at age 55; however, a participant can elect early retirement without Board approval at age 55 if there is a sale of the stock or assets, merger, or substantial change in ownership of Omega Bank. The retirement benefits payable to a participant who has elected early retirement will be actuarially reduced.

     Based on current estimates of Mr. Lee's final average salary, his estimated annual SERP benefit would be approximately $212,437 payable for a period of 15 years beginning at age 65. Based on current estimates of Mr. Warfel's final average salary, his estimated annual SERP benefit would be approximately $42,275 payable for a period of 15 years beginning at age 65.

     Omega Bank purchased a life insurance policy that is designed to offset the contractual obligation to pay pre-retirement death benefits. The executive is the insured person under the policy and Omega Bank is the owner and beneficiary. The insured executive has no claim on the insurance policy, its cash value or the proceeds thereof.

OMEGA EXECUTIVE INCENTIVE COMPENSATION PLAN

     Omega has an Executive Incentive Compensation Plan ("EIC Plan"). The purpose of this plan is to motivate key management level employees by rewarding performance that exceeds normal expectations. The EIC Plan is administered by the Omega Compensation Committee, which designates permanent and special participants in the EIC Plan. Individuals are selected by the Omega Compensation Committee based on their responsibilities and value to Omega, and once selected generally remain a participant as long as the level of responsibility is not significantly reduced. In addition, other employees may from time to time be selected by the management of Omega as special participants in the EIC Plan in any given plan year based upon outstanding individual contribution to Omega.

     Awards to the permanent participants under the EIC Plan are based on pre-determined performance goals which are established by the Compensation Committee each year and are based upon such standards as change in return on average equity, earnings per share and net income. Awards to such special participants are made from a special bonus pool established each year not to exceed 25% of the amount awarded in any EIC Plan Year to the permanent participants as a group. Awards are paid to the participants in the first quarter following the end of each year. During 2001, awards were made to Messrs.
D. B. Lee, D. S. Martz, D. L. Warfel, D. N. Thiel and Ms. D. R. Koval based upon results achieved during the year ended December 31, 2000 and are included in the preceding Summary Compensation Table.

                              CERTAIN TRANSACTIONS

     Through its bank subsidiaries, Omega has had, and expects to continue to have, loan and other banking transactions (including, but not limited to, checking accounts and savings and time deposits) with certain of its directors, nominees for director, officers, certain of their immediate family members and certain corporations or organizations with which they are affiliated. All such loan and other banking transactions (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features.

     On March 1, 2001, Robert T. Gentry resigned his position as director of Omega and Penn Central Bank and as President of Penn Central Bank. Pursuant to the settlement of a severance agreement, Mr. Gentry will be paid $ 300,000 over 28 months beginning in March of 2001.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of Arthur Andersen LLP acted as Omega's independent public accountant for the 2000 fiscal year and has been selected to act as Omega's independent public accountant for the 2001 fiscal year. A representative of Arthur Andersen LLP is expected to be present at the Annual Shareholders' Meeting and to have the opportunity to make a statement, if he desires to do so, and is expected to be available to respond to appropriate questions.

     During 2000, Omega retained its principal auditor, Arthur Andersen LLP, to provide services in the following categories and amounts:

           AUDIT FEES                      $ 145,000

     Represents amounts charged for services rendered in connection with the audit of Omega's financial statements for 2000 and the reviews of the financial statements included in each of Omega's Quarterly Reports on Form 10-Q during the year ended December 31, 2000.

           FINANCIAL INFORMATION SYSTEMS DESIGN
             AND IMPLEMENTATION FEES            $-0-

     Arthur Andersen did not provide any services related to financial information systems design and implementation during 2000.

           ALL OTHER SERVICES               $54,000

     Includes (i) tax compliance and the preparation of tax returns of the Company, (ii) employee benefit plan audits, (iii) acquisition reviews and (iv) assistance in evaluating the effects of various accounting issues and changes in professional standards.

     The Audit Committee has considered and determined that the services provided by Arthur Andersen LLP, in addition to those services provided in exchange for Audit Fees, as discussed above, are compatible with Arthur Andersen LLP maintaining its independence.

                              SHAREHOLDER PROPOSALS

     Pursuant to the proxy rules under the Exchange Act, Omega's shareholders are notified that the deadline for providing timely notice of any shareholder proposal to be submitted outside of the Rule 14a-8 process for consideration at Omega's 2002 Annual Meeting of shareholders (the "2002 Meeting") is February 11, 2002; as to all such matters which Omega does not have notice of on or prior to February 11, 2002, discretionary authority shall be granted to the persons designated in Omega's proxy related to the 2002 Meeting to vote on such proposal. A shareholder proposal regarding the 2002 Meeting must be submitted to the Omega Corporate Secretary, Omega Financial Corporation, P. O. Box 619, State College, PA 16804-0619, by November 26, 2001 to receive consideration for inclusion in Omega's 2002 proxy materials. Any such proposal must comply with the proxy rules under the Exchange Act, including Rule 14a-8, and any applicable requirements set forth in Omega's Bylaws.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

     This Proxy Statement is accompanied by Omega's Annual Report to Shareholders for the year ended December 31, 2000.

     EACH PERSON SOLICITED HEREUNDER CAN OBTAIN A COPY OF OMEGA'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT CHARGE EXCEPT FOR EXHIBITS TO THE REPORT, BY SENDING A WRITTEN REQUEST TO:

                          Corporate Secretary
                          Omega Financial Corporation
                          P. O. Box 619
                          State College, PA 16804-0619

     A COPY OF THE REQUIRED ANNUAL FINANCIAL DISCLOSURES FOR EACH BANK SUBSIDIARY WILL ALSO BE PROVIDED, WITHOUT CHARGE, UPON WRITTEN REQUEST TO:

                          Corporate Secretary
                          Omega Financial Corporation
                          P. O. Box 619
                          State College, PA 16804-0619

APPENDIX A
                             AUDIT COMMITTEE CHARTER

The Audit Committee is appointed by the Board to assist the Board in monitoring
(1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

The Audit Committee shall consist of at least three directors, all of who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company.

Each Audit Committee member must be "financially literate," as the Company's Board interprets such qualification in its business judgment, or to attain such status within a reasonable period after appointment. At least one Audit Committee member must have "accounting or related financial management expertise," as the Company's Board interprets such qualification in its business judgment.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Audit Committee shall:

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

4. Review with management the Company's quarterly financial statement earnings and discuss any significant accounting or reporting matters with the external auditors prior to the release of quarterly earnings.

5. Meet periodically with management to review the Company's major business and financial risk exposures and the steps management has taken to monitor and control such exposures.

6. Review and approve major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

8.   Approve the fees to be paid to the independent auditors.

9. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

10. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

11. Review the appointment and replacement of the senior internal auditing executive.

12. Review the Company's internal audit function and approve the proposed program and schedule for the coming year and the coordination of such programs with the independent auditors, with particular attention to maintaining the best possible effective balance between independent and internal auditing resources.

13. Review the significant reports to management prepared by the internal auditing department and management's responses.

14. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

15. Obtain from the independent auditor assurance that Section 10A of the Private Litigation Reform Act of 1995 has not been implicated.

16. Obtain reports from management, the Company's senior auditing executive and the independent auditor that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Conduct.

17. Discuss with the independent auditor the matters required to be discussed by statement on Auditing Standards No. 61 relating to the conduct of the audit.

18. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

     (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

     (b) Any changes required in the planned scope of the work performed by internal audit for the independent auditor.

     (c)  The internal audit department responsibilities, budget and staffing.

19. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

20. Advise the Board with respect to the Company's policies and procedures regarding compliance with the Company's Code of Conduct.

21. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

22. Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

Instructions for Voting Your Proxy

Stockholders of record have three ways to vote their proxies:

o BY TELEPHONE  (using a touch-tone  telephone)
o THROUGH THE INTERNET  (using a browser)
o BY MAIL (traditional method)

----------------
TELEPHONE VOTING Available only until 5:00 p.m. Eastern time, on April 23, 2001
----------------

1.   Read the accompanying Proxy Statement.

2.   Have your 12-digit control number located on your voting ballot available.

3.   Using a touch-tone phone, call, TOLL-FREE: 1-877-816-0834.

4.   Follow the recorded instructions.

INTERNET VOTING Available only until 5:00 p.m. Eastern time, on April 23, 2001

1.   Read the accompanying Proxy Statement.

2. Have your 12-digit control number and company number located on your voting ballot available.

3.   Point your browser to http://www.proxy.georgeson.com.

4.   Follow the instructions. You will be given two choices:

o    You can simply cast your vote; or

o You can cast your vote and register to receive your 2002 Annual Meeting Material electronically, instead of in print.
     This means that next year's annual report, proxy and any other correspondence may be delivered to you electronically via e-mail.

VOTING BY MAIL

1.   Read the accompanying Proxy Statement.
2. Mark your vote on the enclosed proxy card and return it in the envelope provided.

Voting by Internet or telephone is fast, convenient and your vote is immediately confirmed and tabulated. Using the Internet or telephone, you can vote anytime, 24 hours a day. More importantly, by choosing either option, you help Omega reduce postage and proxy tabulation costs. Please do not return the enclosed proxy card if you are voting using the Internet or telephone.

            ---------------------            ---------------------
                COMPANY NUMBER                   CONTROL NUMBER
            ---------------------            ---------------------

                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
--------------------------------------------------------------------------------

|X| Please mark votes
    as in this example.

--------------------------------------------------------------------------------
   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS.
--------------------------------------------------------------------------------

ITEM 1. To elect three directors listed below to serve a three-year term, as described in the accompanying Proxy Statement.
        Robert N. Oliver, Stanton R. Sheetz and Robert A. Szeyller

FOR all nominees listed
(except as indicated to
     the contrary)
          [  ]

        WITHHOLD
   authority to vote
   for all nominees
          [  ]

ITEM 2. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

(To withhold authority to vote for any individual nominee(s) named above check the "FOR" box above and write their name(s) on the line below.)

_________________________________________________


[  ]
I consent to receiving access to future annual reports and proxy statements electronically via the Internet rather than through the mail. I understand that, as a result of checking this box, Omega may no longer distribute printed materials to me for future shareholder meetings. I understand that I may revoke my consent at any time.

The undersigned acknowledges receipt of the Omega Proxy Statement relating to the 2001 Annual Meeting of Shareholders and Omega's Annual Report to Shareholders for 2000.

DATE: _______________________________ , 2001


------------------------------------------------
(Shareholder's Signature)


------------------------------------------------
(Shareholder's Signature)

Please sign your name or names exactly as it appears hereon, indicating any official position or representative capacity.


IF VOTING BY MAIL, PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
--------------------------------------------------------------------------------

                                    P R O X Y

                 ANNUAL MEETING OF SHAREHOLDERS-- APRIL 24, 2001
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         OF OMEGA FINANCIAL CORPORATION

The undersigned hereby constitutes and appoints David N. Thiel, Daniel L. Warfel and JoAnn N. McMinn, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to appear at the Annual Meeting of Shareholders of Omega Financial Corporation ("Omega") to be held on the 24th day of April, 2001, and at any postponement or adjournment thereof, and to vote all of the shares of Common Stock of Omega which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned hereby directs that this proxy be voted as specified on the reverse side.

THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED IN THE BOXES PROVIDED, THE PERSONS NAMED HEREIN INTEND TO VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED.

THIS PROXY CONFERS CERTAIN DISCRETIONARY AUTHORITY DESCRIBED IN THE PROXY STATEMENT. A MAJORITY OF SAID ATTORNEYS AND PROXIES PRESENT AT SAID MEETING (OR IF ONLY ONE SHALL BE PRESENT, THEN THAT ONE), MAY EXERCISE ALL OF THE POWERS HEREUNDER.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                                                            --------------------
                                                              SEE REVERSE SIDE
                                                            --------------------

INSTRUCTIONS FOR VOTING YOUR PROXY

Stockholders of record have three ways to vote their proxies:
o BY TELEPHONE  (using a touch-tone  telephone)
o THROUGH THE INTERNET  (using a browser)
o BY MAIL (traditional method)

----------------
TELEPHONE VOTING Available only until 5:00 p.m. Eastern time, on April 23, 2001
----------------

1.   Read the accompanying Proxy Statement.

2.   Have your 12-digit control number located on your voting ballot available.

3.   Using a touch-tone phone, call, TOLL-FREE: 1-877-260-0389.

4.   Follow the recorded instructions.

---------------
INTERNET VOTING
---------------

Available only until 5:00 p.m. Eastern time, on April 23, 2001

1.   Read the accompanying Proxy Statement.

2. Have your 12-digit control number and company number located on your voting ballot available.

3.   Point your browser to http://www.proxy.georgeson.com.

4.   Follow the instructions. You will be given two choices:

o    You can simply cast your vote; or

o You can cast your vote and register to receive your 2002 Annual Meeting Material electronically, instead of in print. This means that next year's annual report, proxy and any other correspondence may be delivered to you electronically via e-mail.

--------------
VOTING BY MAIL
--------------

1.   Read the accompanying Proxy Statement.

2. Mark your vote on the enclosed proxy card and return it in the envelope provided.

Voting by Internet or telephone is fast, convenient and your vote is immediately confirmed and tabulated. Using the Internet or telephone, you can vote anytime, 24 hours a day. More importantly, by choosing either option, you help Omega reduce postage and proxy tabulation costs. Please do not return the enclosed proxy card if you are voting using the Internet or telephone.

                COMPANY NUMBER                     CONTROL NUMBER


                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
--------------------------------------------------------------------------------

|X| Please mark votes
    as in this example.

--------------------------------------------------------------------------------
   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS.
--------------------------------------------------------------------------------

ITEM 1. To elect three directors listed below to serve a three-year term, as described in the accompanying Proxy Statement.
        Robert N. Oliver, Stanton R. Sheetz and Robert A. Szeyller

FOR all nominees listed
(except as indicated to
     the contrary)
          [  ]

       WITHHOLD
  authority to vote
  for all nominees
          [  ]

ITEM 2. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

(To withhold authority to vote for any individual nominee(s) named above check the "FOR" box above and write their name(s) on the line below.)

[  ]
I consent to receiving access to future annual reports and proxy statements electronically via the Internet rather than through the mail. I understand that, as a result of checking this box, Omega may no longer distribute printed materials to me for future shareholder meetings. I understand that I may revoke my consent at any time.

The undersigned acknowledges receipt of the Omega Proxy Statement relating to the 2001 Annual Meeting of Shareholders and Omega's Annual Report to Shareholders for 2000.

DATE: _______________________________ , 2001


------------------------------------------------
(Shareholder's Signature)


------------------------------------------------
(Shareholder's Signature)

Please sign your name or names exactly as it appears hereon, indicating any official position or representative capacity.


IF VOTING BY MAIL, PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
--------------------------------------------------------------------------------

                                    P R O X Y


                ANNUAL MEETING OF SHAREHOLDERS -- APRIL 24, 2001
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         OF OMEGA FINANCIAL CORPORATION

The undersigned hereby instructs James W. Powers, Sr., D. Stephen Martz, and Charles H. Zendt, Jr., and each of them, Trustees under the Omega Employee Stock Ownership Plan, to vote the shares allocated to the account of the undersigned under said Plan at the Annual Meeting of Shareholders of Omega Financial Corporation ("Omega") to be held on the 24th day of April, 2001, and at any postponement or adjournment thereof. The undersigned hereby directs that the shares allocated to the undersigned be voted as specified on the reverse side.

THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED IN THE BOXES PROVIDED, OR IF YOUR PROXY IS NOT RECEIVED BY 5:00 P.M. LOCAL TIME ON APRIL 23, 2001, THE PERSONS NAMED HEREIN INTEND TO VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED.

THIS PROXY CONFERS CERTAIN DISCRETIONARY AUTHORITY DESCRIBED IN THE PROXY STATEMENT. A MAJORITY OF SAID ATTORNEYS AND PROXIES PRESENT AT SAID MEETING (OR IF ONLY ONE SHALL BE PRESENT, THEN THAT ONE), MAY EXERCISE ALL OF THE POWERS HEREUNDER.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


                                                                SEE REVERSE SIDE